                                                                EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Nonqualified Stock Option Plan and Clientele Stock Incentive Plan, of our report dated July 29, 1997 with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange commission.



                                              ERNST & YOUNG LLP


Orange County, California
December 1, 1997